UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

OCUGEN, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

Appointment of Proxy Solicitor

Ocugen, Inc. (the “Company”) has engaged Innisfree M&A Incorporated (“Innisfree”) to act as its proxy solicitor in connection with the Company’s 2023 Annual Meeting of Shareholders. The Company will pay Innisfree a fee of $15,000, plus $5.50 per call made or received from individual retail investors, in addition to reasonable out of pocket expenses, for these services, and the Company will bear the entire cost associated with these services.

May 8, 2023

Dear Shareholder:

We have previously sent you proxy material for Ocugen, Inc.’s Annual Meeting of Shareholders taking place on June 9, 2023. Your Board of Directors unanimously recommends that shareholders vote “FOR ALL” directors nominated for election to the Board and “FOR” the other two agenda items.

Your vote is important, no matter how many or how few shares you may own. If you have not already done so, please vote TODAY via the Internet, by telephone, or by returning the enclosed proxy card in the postage-paid envelope provided.

Sincerely,

Shankar Musunuri

Chairman of the Board, CEO and Co-Founder

REMEMBER:

You can vote your shares via the Internet or by telephone following the instructions set forth on the enclosed proxy card.

If you have any questions, or need assistance in voting

your shares, please call our proxy solicitor:

INNISFREE M&A INCORPORATED

TOLL-FREE, at 1-877-750-0510